Exhibit 3.12

MEMBER’S AGREEMENT

THIS MEMBER’S AGREEMENT (this “Agreement”) is made and entered into as of the                 day of                , 2010, by the undersigned QUAD/GRAPHICS, INC., a Wisconsin corporation, being the sole member (the “Sole Member”) of Child Day Care and Learning Services, LLC, a Wisconsin limited liability company (the “Company”).

WITNESSETH:

WHEREAS, Child Day Care and Learning Services, Inc., a Wisconsin corporation, (the “Converted Corporation”), was converted into the Company (the “Conversion”). by filing with the Wisconsin Department of Financial Institutions a Certificate of Conversion, a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the filing of the Certificate of Conversion, all of the issued and outstanding shares of the Converted Corporation were converted into membership interests in the Company;

WHEREAS, as a result of the Conversion, the sole shareholder of the Converted Corporation became the Sole Member of the Company; and

WHEREAS, the Sole Member is hereby affirming its membership in the Company, and assenting to the operation of the Company under the Wisconsin Limited Liability Company Law (the “WLLCL”).

NOW, THEREFORE, in consideration of the premises and promises herein contained, the undersigned does hereby agree as follows:

1.                                      The Company’s purpose is to conduct any lawful business permitted under the WLLCL.

2.                                      The Sole Member has not agreed to make any additional contributions to the Company.

3.                                      Solely for the purposes of determining compliance with Section 183.0801 of the WLLCL, the assignee or transferee of a membership interest in the Company shall be considered a member of the Company, but shall otherwise have only those rights and interests of an assignee unless and until admitted as a member pursuant to the WLLCL.

4.                                      The Company is to be dissolved and its business wound up as provided in the WLLCL.

5.                                      The provisions of the WLLCL relating to a limited liability company, the management of which has been vested in its members, shall apply to the operations and management of the Company.

6.                                      This Agreement shall be governed by the laws of the State of Wisconsin without regard to the principles of conflicts of law and may only be amended in writing, signed by the Sole Member.

[Signature page follows.]

IN WITNESS WHEREOF, the Sole Member has executed this Agreement as of the date set forth above.

QUAD/GRAPHICS, INC.

By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President, General Counsel & Secretary

[Signature page to Member’s Agreement (Child Day Care and Learning Services, LLC)]